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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated

We consent to the incorporation by reference in Registration Statement Nos. 333-131761, 333-131761-01, 333-131761-02, 333-123161, 333-123161-01,
333-123161-02, 333-51777, 333-74104, 333-74104-01, 333-74104-02, 333-117261,
333-117261-01, 333-117261-02, 333-108200, 333-108200-01, 333-108200-02,
333-55304, 333-55304-01 and 333-55304-02 on Form S-3 and Registration Statement
Nos. 333-27167, 333-51621, 333-66405, 333-119541, 333-119542, 333-119543 and
333-119544 on Form S-8 of Reinsurance Group of America, Incorporated of our report dated February 27, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Reinsurance Group of America, Incorporated and subsidiaries ("the Company") changing its method of accounting for certain non-traditional long duration contracts and separate accounts, and for embedded derivatives in certain insurance products as required by new accounting guidance), relating to the consolidated financial statements and financial statement schedules of the Company, and our report dated February 27, 2006 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Reinsurance Group of America, Incorporated for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP

St. Louis, Missouri
February 27, 2006